UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2004

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification No.)

3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Please see the discussion under Item 5.02 of this Form 8-K.

Section 5—Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

InterMune, Inc. today announced the appointment of Norman Halleen, age 51, to the position of Senior Vice President and Chief Financial Officer, pursuant to an offer letter between Mr. Halleen and InterMune dated October 19, 2004 (the “Offer Letter”).  Mr. Halleen will also serve as InterMune’s principal accounting officer.  Prior to joining InterMune, Mr. Halleen served as Vice President, Finance and Chief Financial Officer of Syrrx, a privately held drug discovery company, from April 2001 to June 2003. Prior to Syrrx, Mr. Halleen was Vice President, Finance and Chief Financial Officer at Aradigm Corporation, a publicly traded drug delivery company, from January 2000 to April 2001.  Mr. Halleen also served as Vice President, Finance and Chief Financial Officer of Collagen Corporation, a publicly traded biomaterials and medical device company, from January 1997 to October 1999. In addition, Mr. Halleen has worked in various financial consulting and executive positions in Hong Kong and the United States, including a ten-year tenure with Syntex Corporation.  Mr. Halleen holds a B.A. from Stanford University and an M.B.A. from the Harvard Graduate School of Business.

Pursuant to the terms of Mr. Halleen’s offer letter, he will receive a base salary of $275,000 and it will be recommended to InterMune’s Board that he be granted an option to purchase 90,000 shares of InterMune’s common stock. The Compensation Committee of InterMune’s Board of Directors has approved Mr. Halleen's compensation.

In the event of Mr. Halleen’s termination other than for Cause (as defined in the Offer Letter) in the absence of a Change in Control (as defined in the Offer Letter), Mr. Halleen will, subject to certain conditions, be entitled receive the following benefits:

•                  If he has completed less than one full year of service, he will receive six months of base salary at his final pay rate, six months of benefits continuation (i.e., InterMune-provided COBRA payments) and six months immediate acceleration of vesting of his outstanding equity grants, whether stock options or restricted shares;

•                  If he has completed at least one full year of service but less than two years of service, he will receive nine months of base salary at his final pay rate, nine months of benefits continuation (i.e., InterMune-provided COBRA payments) and nine months immediate acceleration of vesting of his outstanding equity grants, whether stock options or restricted shares;

•                  If he has completed at two years of service or more, he will receive 12 months of base salary at his final pay rate, 12 months of benefits continuation (i.e., InterMune-provided COBRA payments) and 12 months immediate acceleration of vesting of his outstanding equity grants, whether stock options or restricted shares;

•                  If such termination occurs in the second half of the calendar year, he will receive a  pro rata share of his target bonus for that year.

In the event of a Change in Control of InterMune that results in (i) Mr. Halleen’s termination without Cause or (ii) his resignation for Good Reason (as defined in the Offer Letter), Mr. Halleen will, subject to certain conditions, be entitled receive the following benefits:

•                  Two years base salary at his final pay rate and two years benefits continuation (i.e., InterMune-provided COBRA payments).  If such termination or resignation occurs in the second half of the calendar year, he will also receive a  pro rata share of his target bonus for that year.

•                  Immediate vesting of all outstanding equity grants; and

•                  Certain transition management services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.

Dated: October 25, 2004	By:	/s/ Daniel G. Welch
Daniel G. Welch
Chief Executive Officer and President